EXHIBIT 10.57

GOODNESS GROWTH HOLDINGS, INC.
NON-STATUTORY STOCK OPTION AGREEMENT

I.NOTICE OF GRANT

Name of Optionee:John Heller

Number of Shares:287,888 Subordinate Voting Shares

Date of Grant:June 7, 2023

Exercise Price per Share:USD$0.1757

Expiration Date:June 6, 2033 (5:00 p.m., Central Time)

Exercise Schedule: Subject to Section 4 hereof: (1) 71,972 of the Shares covered by the Option are vested upon grant and immediately exercisable; (2) 17,993 of the Shares covered by the Option shall become exercisable and vest on June 30, 2023; (3) an additional 17,993 of the Shares covered by the Option shall become exercisable and vest on the last day of each calendar quarter thereafter through March 31, 2026; such that all Shares covered by the Option shall be exercisable on March 31, 2026.

This is non-statutory Stock Option Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc., and successor to Vireo Health, Inc. (the “Company”), and the Optionee entered into and effective as of date of grant identified above (the “Date of Grant”).

II.BACKGROUND
1.The Company and the Optionee entered into an Employment Agreement dated December 1, 2020 (the “Original Agreement”), as amended by a First Amendment to Employment Agreement Agreement dated February 2, 2022 (the “First Amendment”), a Second Amendment to Employment Agreement dated December 14, 2022 (the “Second Amendment”), and a Third Amendment to Employment Agreement dated June 6, 2023 (the “Third Amendment” and, collectively with the Original Agreement, the First Amendment, and the Second Amendment, the “Employment Agreement”).
2.Pursuant to the Third Amendment, the Optionee is eligible to receive an incentive compensation in the form of an Option, as further described in this Agreement.
III.AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Option to Optionee under the terms and conditions as follows.
1.Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares specified above, according to the terms and subject to the conditions hereinafter set forth and as set forth in the Employment Agreement. The Option is not an incentive stock option as defined in the Internal Revenue Code of 1986, as amended (the “Code”).
2.Exercise Price per Share. The Exercise Price per Share shall be as specified above and, in any event, shall not be less than the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) per Share as of the trading day prior to the Date of Grant.

3.Expiration. The Option shall expire at 5:00 p.m. Central Time on the earlier of (i) the Expiration Date (which date may be no later than ten years after the Date of Grant, and (ii) the time specified in section 9.2(b) of the Employment Agreement; provided that, if on the date of termination Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will be forfeited and lapse.
4.Vesting and Exercise.
4.1Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant above, but only if Optionee is a Service Provider (as defined below) on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.
4.2Change in Control. (a) “Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Company’s board of directors (the “Board”) will not be considered a Change in Control; or
(ii)Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(iv)The occurrence of any of the events described in subsections (i), (ii) or (iii) above may also be referred to as a “CIC Transaction” herein and in the Employment Agreement.

1.For purposes of this Section 4.2, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)Notwithstanding the foregoing, a transaction will not be deemed a Change in Control or a CIC Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)Further and for the avoidance of doubt, a transaction will not constitute a Change in Control or a CIC Transaction if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
4.3Termination of Relationship as a Service Provider. If Optionee ceases to be an employee, member of the Board or consultant to Company (“Service Provider”), other than upon Optionee’s termination as a Service Provider as the result of Optionee’s death or total and permanent disability as defined in Code Section 22(e)(3), as reasonably determined by the Board (“Disability”), the Optionee may exercise his/her/their Option within thirty (30) days of termination, or such longer period of time as is specified in section 2.b of the First Amendment. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified in this Section 4.3, the Option will expire, and the Shares covered by such Option will be forfeit and lapse.
4.4Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, he may exercise his/her/their Option within six (6) months of termination, or such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in the this Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.5Death of Optionee. If Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or within such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in this Agreement) to the extent that the Option is vested on the date of death, by Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form reasonably acceptable to the Board. If no such beneficiary has been designated by Optionee, then such Option may be exercised by the personal representative of Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution. If at the time of death Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
5.Manner of Option Exercise.

5.1Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Board, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Shares purchased based on the Exercise Price per Share. In the event that the Option is being exercised, as provided by Sections 4 and 6 of this Agreement, by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.
5.2Payment. At the time of exercise of this Option, Optionee shall pay the total exercise price of the Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Board, in its sole discretion and to the extent permitted by law, may allow such payment to be made, in whole or in part, through a cashless exercise in which Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.
5.3Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. Notwithstanding anything to the contrary in this Agreement, no certificate, electronic delivery or book-entry registration representing the Shares shall be issued and delivered unless the issuance thereof complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. All Shares so issued shall be fully paid and nonassessable.
6.Transferability. During the lifetime of Optionee, only Optionee or Optionee’s guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by Optionee otherwise than by will or the laws of descent and distribution. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of this Agreement.
7.No Shareholder Rights. Neither Optionee nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made.
8.Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF OPTIONEE (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO OPTIONEE FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE OPTION, INCLUDING, WITHOUT LIMITATION, THE GRANT OR EXERCISE OF THIS OPTION OR A DISQUALIFYING DISPOSITION OF ANY SHARES, OR (B) REQUIRE OPTIONEE PROMPTLY TO REMIT THE AMOUNT OF SUCH WITHHOLDING TO THE COMPANY BEFORE ACTING ON OPTIONEE’S NOTICE OF EXERCISE OF THIS OPTION. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, OPTIONEE AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE, OR LOCAL LAW.
10.Adjustments. Subject to the terms and conditions set forth in this Agreement or the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board, in order to prevent dilution or enlargement of the rights of Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.
11.Subject to Employment Agreement. The Option has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail
12.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties to this Agreement.
13.Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Employment Agreement and governed by the laws of the Province of British Columbia, without regard to conflicts of law provisions.
14.Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.

15.Amendment and Waiver. Subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Optionee agrees that the Board may amend this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

15Tax Consequences. OPTIONEE SHALL OBTAIN HIS OWN LEGAL AND TAX ADVICE REGARDING THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION AND THE DISPOSITION OF ANY SHARES AND SHALL NOT BE ENTITLED TO RELY UPON ANY STATEMENTS OR CALCULATIONS, ORAL OR WRITTEN, PROVIDED BY THE COMPANY OR ANY EMPLOYEE OR AGENT THEREOF. Optionee acknowledges that Optionee may incur tax liability as a result of the purchase or disposition of the Shares and that the Code as in effect on the Date of Grant states that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Date of Grant, the Option will not be treated as an incentive stock option for tax purposes under the Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option or for a disqualifying disposition of an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A of the Code, the Company shall not be liable to the Optionee in the event the Option is considered to be subject to Section 409A, which may subject Optionee to additional taxes, interest, and possible penalties. OPTIONEE SHOULD SEEK PROFESSIONAL TAX ADVICE BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

16.Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Optionee’s acceptance of this Agreement by electronic means. Optionee hereby consents to receive all applicable documentation by electronic delivery.

[Signature Page Follows]

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ Joshua Rosen

Joshua Rosen

Its:Interim Chief Executive Officer

OPTIONEE /s/ John Heller John Heller